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                                                                   EXHIBIT 23.03


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference to this Registration Statement on Form S-8 of our report dated August 6, 1996, which appears on page 42 of the 1996 Annual Report on Form 10-K/A of Excite, Inc. relating to the financial statements of The McKinley Group, Inc., which do not appear in such Annual Report on Form 10-K/A.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
San Jose, California
July 16, 1998